UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 22, 2008

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01	Other Events.

On September 19, 2008, the board of directors of Microsoft Corporation (“Microsoft”) authorized debt financings from time to time of up to $6.0 billion. Pursuant to the authorization, on September 22, 2008, Microsoft established a commercial paper program, under which Microsoft may issue up to $2.0 billion of short-term commercial paper notes outstanding at any time. The commercial paper notes will be senior unsecured obligations of Microsoft. Microsoft intends to use the net proceeds from the sale of the commercial paper notes for general corporate purposes, which may include funding for working capital and repurchases of capital stock.

This report does not constitute an offer of any securities for sale. The commercial paper notes have not been and will not be registered under the Securities Act of 1933, and may not be offered or sold except in reliance upon an exemption under the Securities Act.

In conjunction with the establishment of the commercial paper program, on September 22, 2008, Microsoft also entered into a $2.0 billion senior unsecured revolving credit facility. Borrowings under the credit facility will mature on March 22, 2009. Borrowings under the credit facility will be used to support the commercial paper program and for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

By:	/s/ Keith R. Dolliver
Keith R. Dolliver
Assistant Secretary

Date: September 22, 2008